ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made as of September 24, 2004, by and between Global Axcess Corp, a Nevada corporation ("Buyer"), and ATM Network Services, Inc. dba The Bailey Group ("Seller"), a Nevada
corporation. Buyer and Seller are sometimes referred to individually as a "Party" and together as "Parties."


                             PRELIMINARY STATEMENTS:

     Seller is a party to agreements (collectively the "Merchant Agreements") relating to the placement, maintenance and processing of transactions from at least seven hundred twenty-five (725) Automated Teller Machines ("ATMs"). Seller owns certain (a) ATMs that are placed in merchant locations and ATMs in its inventory; (b) ATM spare parts, ATM repair equipment and ATM test equipment, (c) Point Of Sale ("POS") devices including POS spare parts, POS repair equipment and POS test equipment, and (d) modems connected to the ATM's, and all systems related thereto (the "Modems" and together with all of the foregoing, collectively, the "Equipment"). Pursuant to the Merchant Agreements, Seller has agreed to provide a variety of services including but not limited to processing services, cash services, maintenance services, prepaid cellular services, debit card services, phone card services, internet services, check cashing services, and wire transfer services for ATM's covered under the Merchant Agreements. See Exhibit A for the list of Merchant Agreements and dates of those contracts.

     Seller desires to assign and sell, and Buyer has agreed to assume and purchase, (i) all of Seller's rights and obligations in and to the Merchant Agreements, (ii) all of Seller's rights in and to the Equipment, (iii) the right to have the phone lines in which Seller is the responsible organization and which are used in connection with the Merchant Agreements transferred to Buyer or its designee, (iv) all of Seller's rights and obligations in and to the toll free 800 number in which Seller is the responsible organization and which is used in connection with the Merchant Agreements (v) all of Seller's rights and obligations in and to the following brand names and trademarks - "The Bailey Group" and "The Money Market", (vi) all of Seller's rights and obligations in and to the Seller's website, website address and e-mail accounts, (vii) certain contracts related to the Merchant Agreements and Equipment including but not limited to ATM distributor agreements, POS distributor agreements, processor agreements and financial institution sponsorship and ATM lease agreements, in each case, subject to the terms and conditions contained in this Agreement, and
(viii) all of Seller's rights and obligations in and to software, licenses and assets related to the Equipment and ancillary products sold and services provided by Seller including without limitation prepaid cellular, debit cards, phone cards, internet, check cashing, and wire transfer (ix) all of Seller's rights and obligations in additional ATM Processing Merchant Agreements and ATM Placement Agreements selected by Buyer that are entered into by Seller prior to the Closing Date.

     NOW, THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:


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1.        PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

1.1 Purchased Assets and Rights. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1), Seller will sell to Buyer, and Buyer will purchase from Seller:

          (i) all of Seller's right, title and interest in and to the Merchant Agreements,

          (ii) all of Seller's rights in and to the Equipment,

          (iii) of the right to have Seller's rights in and to the phone lines in which Seller is the responsible organization and which are used in connection with the Merchant Agreements transferred to Buyer or its designee,

          (iv) all of Seller's rights in and to the toll free 800 number in which Seller is the responsible organization and which is used in connection with the Merchant Agreements,

          (v) all of Seller's rights and obligations in and to the following brand names and trademarks - "The Bailey Group" and "The Money Market",

          (vi) all of Seller's rights in and to the Seller's website, including all content contained therein, and all intellectual property rights, including without limitation copyrights therein, registrations to the domain name and e-mail accounts,

          (vii)  the   contracts   set  out  on  Exhibit  B,   attached   hereto
(collectively the "Vendor Agreements),

          (viii) all of Seller's right, title and interest in and to proprietary software and licenses to software, in each case for software utilized in connection with the Equipment or in connection with providing services related thereto, including software related to Modems, ancillary products sold and services provided by Seller including without limitation prepaid cellular, debit cards, phone cards, internet, check cashing, and wire transfer,

          (ix) all of Seller's rights to information related to the operation and management of ATMs and POS devices and the Merchant Agreements, including without limitation data relating to ATM management, cash management, work order/maintenance history, transition history and commissions payment history, customer history, load history and balance as of a certain date (collectively, "Data").

          (x) all of Seller's rights and obligations in ATM Placement and Processing Merchant Agreements selected by Buyer that are entered into subsequent to the date hereof and prior to the Closing Date (the "Post Signing Merchant Agreements", and together with items (i) through (ix) above, collectively, the "Purchased Assets").

Seller shall transfer the Purchased Assets free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind.

 1.2 Limited Liabilities Assumed. Buyer, effective as of the Closing Date, will assume Seller's rights and obligations arising on or after the Closing Date under (i) the Merchant Agreements identified on Exhibit A attached hereto, (ii) the Post Signing Merchant Agreements, and (iii) the Vendor Agreements, (collectively, the "Transferred Agreements"). Subject to the preceding sentence or except as otherwise expressly set out in this Agreement, the parties acknowledge that the Buyer assumes no other obligations or liabilities of the Seller.

1.3 Excluded Assets. Except as expressly set forth herein, the Purchased Assets shall not include cash in bank, vehicles and trailers, notes or accounts receivable, prepaid accounts, deposits, the Seller's corporate office lease, office furniture, fixtures, computers, telephone equipment, Seller's warehouse lease, fork lifts, and any other asset of Seller not related to ATM, POS or related business of Seller (collectively, the "Excluded Assets").

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2.        PURCHASE PRICE


2.1 Purchase Price; Payment. Subject to Section 2.2, the consideration to be paid by Buyer to Seller for the Purchased Assets will be seven million ($7,000,000) (the "Purchase Price"). The Purchase Price will be paid at closing by the delivery by the escrow agent of $250,000 from the escrow account established at the time of the Letter of Intent (LOI) and by the delivery by Buyer of $6,750,000 at Closing in immediately available funds. Five hundred thousand dollars ($500,000) of the Purchase Price shall be delivered to Potter, Minton to be held pursuant to the terms of Section 2.2 hereof. The balance of the Purchase Price shall be delivered to Seller at Closing.

2.2 Obligations. Seller will be responsible for any and all expenses that accrue or arise under the Transferred Agreements or relating to Seller's business (the "Seller Expenses") on or prior to the Closing Date. Five hundred thousand dollars ($500,000) ("Escrow") of the Purchase Price will be held by Potter, Minton, as escrow agent, for a period of ninety (90) days following the Closing. The Escrow shall be maintained by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit 2.2 hereto (the "Escrow Agreement") for the purpose of making payments of the Seller Expenses. Seller will be responsible for, and shall promptly pay when presented, all valid vendor invoices relating to expenses prior to Closing Date. Should any such invoice be presented to Buyer, Buyer shall promptly notify Seller of such fact. Seller shall pay such invoice within 10 days, failing which Buyer may authorize payment from the Escrow or seek recovery from Seller.

2.3 Taxes. All transfer, sales or similar tax due to the State of Texas as a result of this transaction will be paid by Seller. All other transfer, sales or similar tax due as a result of this transaction will be paid by the party upon whom such taxes are imposed by law.

3.        CLOSING.

3.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the transactions (the "Closing") contemplated by this Agreement shall occur at a mutually acceptable place and time in the State of Texas within five (5) days after the last of the conditions to Closing set forth in Sections
7.1 and 7.2 have been satisfied or waived by the Party or Parties entitled to waive the same, or such other date and time as to which Buyer and Seller may agree in writing; provided that, at Buyer's option, the Closing may take place on the last day of the month in which the conditions set forth in Sections 7.1 and 7.2 have been satisfied (the "Closing Date")

3.2 Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

          (a) Seller will deliver to Buyer:

               (i) a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 3.2(a)(i).

               (ii) a duly executed bill of sale, in substantially the form attached hereto as Exhibit 3.2(a)(ii)

               (iii) all required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Purchased Assets, including, without limitation, the consent of the merchants party to the Merchant Agreements and the Post Signing Merchant Agreements.

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               (iv)  confidentiality  and  protection of business  agreements in favor of Buyer duly executed by Seller and Bill Bailey, Jr. in substantially the form attached hereto as Exhibit 3.2(a)(iv), (the "Non-Compete Agreement").

               (v) a good standing certificate of Seller (dated within ten (10) business days prior to the Closing Date), certified by the Secretary of the State of Texas.

               (vi) a secretary's certificate, certifying resolutions of the board of directors and shareholders of Seller approving the sale of the Purchased Assets.

               (vii) a certificate of Bill Bailey, Jr. certifying as to the truth and correctness of Seller's representations and warranties to the best of Seller's knowledge as of the Closing Date and that all of Seller's obligations that are to be performed prior to Closing have been performed.

               (viii) an opinion of legal counsel for Seller, substantially in the form attached hereto as Exhibit 3.2(a)(viii).

               (ix) originals of each of the Merchant Agreements, the Post Signing Merchant Agreements and the Vendor Agreements.

               (x) copies of all software included, or with respect to which the licenses thereto are included, in the Purchased Assets (object code and, if available, source code) and copies of the license agreements related thereto.

               (xi) all original ancillary product agreements including but without limitation prepaid cellular, debit cards, phone cards, internet, check cashing, and wire transfer, if any. (xii) notification in form and substance satisfactory to Buyer directed to the phone companies instructing them to work with Buyer for the transfer of the rights and use of the phone lines described in Section 1.1(iii) and
          Section 1.1(iv) to Buyer or its designee including Transfer/resporg of the (888) 844-1898 phone number through MCI to Global Axcess' affiliate company Nationwide Money Services, Inc.'s ("NMS") customer service line.

               (xiii) written notice satisfactory to Buyer, directed to the other contracting parties to the Merchant Agreements and the other parties to Vendor Agreements notifying them of the assignment and assumption of the Merchant Agreements and the Vendor Agreements.

               (xiv) Any and all Seller marketing material or logo files including electronic files thereof.

               (xv) Trademark assignment of the brand name "The Bailey Group" and "The Money Market" in form and substance satisfactory to Buyer.

               (xvi)   assignment  of  the   registration  to  the  domain  name
          "www.thebaileygroup.net" and e-mail address "info@thebaileygroup.net" in form and substance satisfactory to Buyer.

               (xvii) consulting agreement executed by Bill H. Bailey, Jr. in substantially the form attached hereto as Exhibits 3.2(a)(xix)

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               (xviii)  the Data (if the  existing  database  information  is in
          MicroSoft Access ("MSAccess") or can be converted into MSAccess format and retain the integrity of the data, then the Data shall be provided in MSAccess format along with a data dictionary; .If not, the Data shall be delivered in Comma-Delimited format (csv with headings), together with a data dictionary.)

               (xix) Wincor AutoTell, LLC, Euronet USA, Inc. and other contracts relating to enhanced ATM features and services assignment (such as Payspot, etc.)

          (b) Buyer will deliver to Seller:

               (i) a duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit 3.2(a)(i).

               (ii) the Purchase Price.

               (iii) a secretary's certificate, certifying resolutions of the board of directors of Buyer approving the purchase of the Purchased Assets,

               (iv) an officer's certificate certifying as to the truth and correctness of Buyer's representations and warranties to the best of Buyer's knowledge as of the Closing Date and that all of Buyer's obligations that are to be performed prior to Closing have been performed.

               (v) The Consulting Agreement between Buyer and Bill H. Bailey, Jr. in substantially the form attached hereto as Exhibit 3.2(xix).

          (c) The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the agreements executed in connection herewith (the "Related Agreements") or as may be reasonably requested by any Party in connection with the consummation of the transactions contemplated herein.

4.        REPRESENTATIONS; WARRANTIES.

4.1 Seller Representations. Seller represents and warrants to Buyer as of the date hereof, and as of the Closing Date as follows:

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has full power and lawful authority to enter into this Agreement and all Related Agreements, and consummate the transactions contemplated hereby and thereby.

          (b) This Agreement and the Related Agreements have each been duly authorized by all necessary action on the part of Seller, including shareholder authorization. This Agreement constitutes, and when executed, the Related Agreements each will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms. Seller's execution, delivery and performance of this Agreement and the Related Agreements will not (i) constitute a breach or violation of Seller's incorporation documents or bylaws, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Seller is a party, (iii) constitute a violation of any order, judgment or decree by which Seller is bound or affected, or (iv) result in a breach or default under any of the Merchant Agreements or the Post Signing Merchant Agreements or the creation of any lien or charge thereon.

          (c) No consent, license, approval or authorization of, or filing, registration or waiver or other action by, any governmental authority or any third party is or will be required in connection with the execution, delivery or

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performance by Seller of this Agreement or any agreement  executed in connection herewith except those consents which Seller shall deliver to Buyer before Closing.

          (d) Exhibit A sets forth a complete list of all of the Merchant Agreements to which Seller is a party and details regarding all of the ATMs owned by Seller and in use at locations covered under the Merchant Agreements, all of which are being sold to Buyer hereunder. Seller has delivered to Buyer a true and correct copy of each contract included in the Purchased Assets. Each contract included in the Purchased Assets is valid and enforceable in accordance with its terms against Seller and against the other party or parties thereto. There is no suit or proceeding pending or threatened, relating in any way to, any contract included in the Purchased Assets, or that could otherwise impair Seller's ability to perform its obligations hereunder. Neither Seller nor any other party thereto is in breach of or in default under any contract included in the Purchased Assets nor has any notice or claim with respect to any breach or default thereunder been given. Seller has not made any oral representations or warranties to any person with respect to the Purchased Assets, nor has it offered to provide any services other than what has already been stated in the Merchant Agreements. The Purchased Assets constitute all assets currently utilized by Seller in the operation of its ATM and POS placement and processing business and related businesses, other than the Excluded Assets.

          (e) All financial information relating to the Purchased Assets that has been provided by Seller, or its agents, to Buyer is true and complete and has been prepared in accordance with sound financial practices applied on a consistent basis. The audited balance sheet of Seller dated as of September 30, 2002 and 2003, and the related income statements and statements of cash flows, for the 12 month periods then ending, and the balance sheet of Seller dated as of July 31, 2004, are true, correct and complete in all material respects and were prepared in accordance with Generally Accepted Accounting Practices ("GAAP").

          (f) Neither this Agreement nor any schedules, certificates or other document or information provided by Seller to Buyer in connection with this Agreement or the Related Agreements or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements so made not misleading, at the time such statements were made and through the time of the Closing Date.

          (g) Neither the Seller, nor any of its shareholders, officers, employers or agents, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement, and the Related Agreements, or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

          (h) Seller has not received any proceeds from the ATM processors with respect to the Purchased Assets that relate in whole or part to any period after the Closing Date.

          (i) Seller has complied with all obligations under any state's bulk sales laws.

          (j) Seller has provided all financial data that is material to Seller, its operations or financial condition.



4.2 Buyer Representations. Buyer represents and warrants to Seller as follows:

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement and the Related Agreements.,

          (b) Prior to the Closing, this Agreement and each Related Agreement will have been duly authorized by all necessary regulatory authorities and

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corporate  action on the part of Buyer.  This  Agreement  constitutes  and, when executed, the Related Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          (c) Neither Buyer, nor any of its Shareholders, officers, employees or agents have employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated by such agreements for which Seller could become liable or obligated.

          (d) Buyer has been provided and has received all financial information related to the Purchased Assets which it has requested of Seller as of the date hereof.


5.        CERTAIN COVENANTS AND AGREEMENTS.

5.1 Approvals and Consents. Prior to Closing, Seller will obtain, in writing and without penalty to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and the Related Agreements, and to consummate the assignment to, and assumption by, Buyer of the Purchased Assets, including without limitation the consent of the merchants for the assignment of the Merchant Agreements and the Post Signing Merchant Agreements.

5.2 Cooperation. Each of the Parties hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

5.3 Access to Properties, Records and Personnel; Inspection. Seller shall give Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments and records of Seller to the extent that they relate to the Purchased Assets. In addition, Seller hereby consents to Buyer contacting merchants that are parties to the Merchant Agreements and the Post Signing Merchant Agreement to confirm that there have been no oral agreements or representations made with respect to the Merchant Agreements or the Post Signing Merchant Agreements and to discuss the assignment of the Merchant Agreements and the Post Signing Merchant Agreements. In addition, after August 30, 2004, Buyer, in its sole and absolute discretion, may interview, and offer employment to, current employees of Seller. Such investigation shall not limit Seller's liability for the breach of Seller's representations and warranties herein even if Buyer's review did or should have revealed any such breach

5.4 Operation of Business. From the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 8 hereof, Seller will: (a) operate its business in the ordinary course; (b) other than as expressly contemplated to the contrary in this Agreement, use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (c) not take any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any respect; (d) obtain the prior written approval of Buyer in connection with all material decisions affecting the Purchased Assets, or operations thereunder, other than material decisions undertaken in the ordinary course of business consistent with (a) above, (e) maintain all equipment that is the subject of a Merchant Agreement in good working order ordinary wear and tear excepted, and otherwise comply with all of its obligations under the Merchant Agreements; (f) notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might result in any of Seller's statements, representations and warranties under this Agreement or any Related Agreement being or becoming untrue; and (g) review and renew all Merchant Agreements expiring prior to the closing of for which the renewal notification period commences prior to the Closing.

5.5       Transition Services. (a) Services.  Prior to the Closing, Seller shall
(i) use its commercially reasonable efforts to obtain the services currently provided by Lynk Systems, Inc. ("Lynk"") on a month-to month basis, and (ii)

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deliver notices to each of the service carriers for the phone service maintained by Seller relating to the phone lines utilized in the ATM and POS business (other than those provided through Lynk), authorizing Buyer to work with such service carrier with respect to the transferring of the responsible organization for such phone lines to a vendor selected by Buyer. Within five (5) days prior to the Closing Date, Buyer shall notify Seller of the services (the "Transition Services") that Buyer wants performed by Seller to permit the continuation of the operations acquired herein without interruption, including the use of all of the phone lines (including without limitation the following toll-free numbers:
(888) 844-1898,  (800) 486-5965,  (800) 827-5965 prior to the transfer  thereof, and services related to accounts receivable, customer service, cash services management, ATM testing and installation, maintenance and parts repair and accounts payable, including customer residual payment. For a period of up to ninety (90) days following the Closing (the "Transition Period"). Seller agrees to exercise its best efforts to maintain the necessary personnel facilities and
equipment   necessary  to  provide  the  Transition   Services  to  Buyer  in  a
professional and workman like manner.

          (b) Transition. From time to time during the Transition Period, upon five (5) days notice to Seller, portions of the Transition Services will be transitioned to Buyer, whereupon such services will no longer be provided by Seller. As part of the Transition Services, Seller will assist Buyer in accomplishing a smooth and orderly transition, including by delivering all Data collected by Seller during the Transition Period, and assisting Buyer in converting and integrating such Data into its own systems. Upon the transition of a portion of the Transition Services to Buyer, Buyer shall have the right, but not the obligation to offer employment to any employee or contractor of Seller that was involved in performing such transitioned services. Seller agrees not to interfere with any such offers. Seller agrees to provide assistance in the transfer of Data as stated in 1.1(ix) that is collected up to and after the Close Date.

          (c) Compensation. Buyer will reimburse Seller for all out-of-pocket expenses for providing the Transition Services within fifteen days after the delivery to Buyer of reasonable evidence of the incurrence of such expense (i.e. an invoice therefore) and of Seller's payment thereof. In addition, Buyer will pay Seller on a monthly basis an allocated portion of any overhead expenses that are used partly for performing the Transition Services and partly for other purposes of Seller, based on the square footage of office space needed to perform the Transition Services. Seller shall deliver to Buyer an invoice for such overhead on a monthly basis including reasonably detailed calculation for the amount so invoiced. Such expenses shall include rent, utilities, any shared employees, etc. All expenses must be pre-approved by the Buyer and the Buyer will not be obligated to pay for any services rendered without prior written approval.

5.6 Notices. Each of Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain damages in respect of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

5.7 Further Assurances. Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

5.8       Merchant Expenses/ATM Processor Proceeds.

          (a) Seller shall be entitled to all proceeds from the ATM processors and be liable for all merchant expenses under the Merchant Agreements and the Post Signing Merchant Agreements, in each case, that relate to the Purchased Assets for periods prior to Closing Date.

          (b) Buyer shall be entitled to all proceeds from the ATM processors and be liable for all merchant expenses under the Merchant Agreements and the Post Signing Merchant Agreements, in each case, that relate to the Purchased Assets for periods on or after the Closing Date.

                                  Page 8 of 14               Initials __________

                                                             Initials __________

          (c) Seller agrees to pay promptly all valid amounts owed to any merchant or association and to any vendor or contractor relating to the Purchased Assets that relate to periods prior to Closing Date. Any expenses not so paid shall be paid out of the Escrow. To the extent the Seller Expenses exceed the Escrow, Seller shall be liable for the deficiency.

          (d) Buyer agrees that, after the Closing, it shall promptly remit to Seller any proceeds it receives from ATM processors that relate to the Purchased Assets for periods prior to the Closing Date. Seller agrees to promptly remit to Buyer any ATM processor proceeds it receives that relate to periods on or after the Closing Date. If Buyer or Seller receives processor proceeds relating to a period that includes both the pre-closing period and the post-closing period then Buyer will remit to Seller, or Seller will remit to Buyer, as applicable, a pro rata portion of the net processor proceeds received from the ATM processors, after paying all expenses related strictly to merchant contracts. Such allocation shall be based on the number of days to which such payment relates that are prior to the Closing Date versus the number of such days that fall on or after the Closing Date. Any such payment shall be made by Seller or Buyer, as applicable, to the other within ten days after such Party's receipt of such funds from the processor.


5.9 Indemnification. Seller will indemnify, defend and hold Buyer, its Affiliates (as defined below) and their respective stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (the "Indemnified Parties") harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Indemnified Parties (collectively, "Losses") arising from or directly or indirectly relating to:

          (a) any breach by Seller of any term or provision of this Agreement or any Related Agreement, including without limitation, Seller's representations and warranties contained herein; or

          (b) Seller's performance or breach under any of the Vendor Agreements, Merchant Agreements or Post Signing Merchant Agreements prior to the Closing Date; or

          (c) any termination fee or other expenses owed to ATM processors or any other third parties providing services that related to the Purchased Assets prior to the Closing Date, the contracts for which are not assumed by Buyer;

          (d) any claim that any software or trademarks transferred herein infringes any intellectual property right of any person, or

          (e) any other expense or liability relating to the Purchased Assets arising or occurring prior to the Closing Date.

          "Affiliate" means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, partners, venturers, directors, officers, stockholders, agents, employees and spouses. A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise. "Person" means an individual, partnership, limited liability company, association, corporation, or other entity.

5.10 Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller, its Affiliates and their respective Indemnified Parties harmless from and against any and all Losses arising from or directly or indirectly relating to:

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                                                             Initials __________

          (a) any breach by Buyer of any term or provision of this Agreement or any Related Agreement, including without limitation, Buyer's representations, warranties and covenants contained herein; or

          (b) Buyer's performance or breach of the Merchant Agreements or Post Signing Merchant Agreements after the Closing Date; or

          (c) any other expense or liability relating to the Purchased Assets arising or occurring after the Closing Date.

5.11      Survival   of   Representations    and   Warranties.    The   parties'
representations and warranties contained herein shall survive the Closing for a period of two (2) years.

5.12 Exclusivity. From the date hereof through the Closing Date or the termination of this Agreement, whichever first occurs, Seller shall not, nor shall Seller authorize or permit any of its directors, officers, employees, representatives, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer and its directors, officers, employees, representatives and agents) concerning a sale, assignment or other transfer of the Purchased Assets, either directly or through a stock purchase or merger or other acquisition structure.

5.13 Material Agreements. At Buyer's request, Seller shall assign any agreements relating to the operation of the ATMs that are discovered by Buyer after the date hereof, without additional consideration and such assigned agreements shall be considered a Vendor Agreement for all purposes hereunder.

5.14     Post Closing Agreements.

          (a) Seller shall make all reasonable efforts to (i) enter into a Post Signing Merchant Agreement with Speedy Stop ("SS") for the placement of ATMs and processing of transactions for a minimum of ten (10) ATM locations providing for an initial term of at least thirty-six (36) months, giving Seller the right to set the surcharge fee charged at each ATM, and permitting Seller to assign the contract to Buyer without consent, payment or penalty and (ii) purchase and install Triple DES compliant or Triple DES upgradeable ATMs at all ten (10) locations at Seller's expense with the exception of 4 ATMs that shall be provided at Buyer's expense.

          (b) Seller shall make all reasonable efforts to (i) enter into a Post Signing Merchant Agreement with Town & Country Food Stores, Inc. ("T&CFS") for the placement of ATMs and processing of transactions for a minimum of seventy-two (72) ATM locations providing for an initial term of at least thirty-six (36) months, giving Seller the right to set the surcharge fee charged at each ATM, and permitting Seller to assign the contract to Buyer without consent, payment or penalty.

5.15 New Mexico ATMs. Buyer acknowledges that Seller has disclosed the fact that the ATM's located in New Mexico may not be in compliance with New Mexico state statutes. Notwithstanding any such disclosure, Seller shall remain liable, and shall indemnify, defend and hold the Indemnified Parties harmless pursuant to Section 5.9 hereof from and against, any and all Losses relating to any such non-compliance with New Mexico state law prior to the Closing.

6.        [Intentionally Blank]


7.        CONDITIONS PRECEDENT.

                                  Page 10 of 14              Initials __________

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
7.1 Conditions to Buyer's Obligations. Buyer's obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by
Buyer:

          (a) Seller will have complied with and performed in all material respects its obligations under this Agreement and the Related Agreements required to be complied with or performed prior to Closing.

          (b) All representations and warranties of Seller in this Agreement and the Related Agreements will be true and correct in all material respects as of the date when given and on the Closing Date.

          (c) All consents, approvals and waivers required to consummate the transactions contemplated by this Agreement and the Related Agreements will have been obtained in writing by Seller and provided to Buyer without any penalty or condition which is adverse to Buyer. Buyer will have received evidence of the due authorization and execution of this Agreement by Seller in form and substance satisfactory to Buyer.

          (d) There will not have been any material adverse change in the business, prospects or future business relating to the Purchased Assets, or any event which may, in the future, cause such a change or any pending or threatened material litigation or other proceeding relating to the Purchased Assets.

          (e) Seller shall have increased the surcharge fee charged at each ATM included as a Purchased Asset to a minimum of one dollar and ninety-five cents ($1.95) per cash withdrawal with the exception of La Cantera (terminal id LK279935) with the surcharge fee amount of one dollar and seventy-five cents ($1.75) per cash withdrawal.

          (f) Seller shall have delivered such other documents and instruments as Buyer may reasonably request to effectuate the transactions contemplated herein and to vest in Buyer title to, and rights in the Purchased Assets.

          (g) Buyer shall have received all of the items set forth in Sections 3.2(a) and 3.2(c) hereof

          (h) Seller shall have delivered Uniform Commercial Code termination statements for all financing statements that include any of the Purchased Assets as listed collateral.

          (i) On the Closing Date, Seller shall be a party to Merchant Agreements and Post Signing Merchant Agreements covering at least seven hundred and twenty-five (725) active ATMs and POSs.

7.2 Condition to Seller's Obligations. Seller's obligations under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, which may be waived by Seller:

          (a) Buyer will have complied with and performed, in all material respects, its obligations under this Agreement and the Related Agreements.

          (b) All representations of Buyer in this Agreement or the Related Agreements will be true and correct as of the date when given and on the Closing Date.

          (c) Seller shall have received all of the items set forth in Section 3.2(b) and 3.2(c) hereof.

8.        TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

8.1 Termination. This Agreement may be terminated at any time before the Closing as follows:

          (a) By Buyer, by notice to Seller, if any of Buyer's conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by September 30, 2004.

                                  Page 11 of 14              Initials __________

                                                             Initials __________

          (b) By Seller, by notice to Buyer, if any of Seller's conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by September 30, 2004.

8.2 Effect of Termination. With the exception of Section 5.8 (Indemnification) and this Section 8.2 which shall survive termination of this Agreement, upon a termination in accordance with Section 8.1, this Agreement will have no further force or effect. Notwithstanding the foregoing, each Party will be liable to the other for any breaches by such Party prior to termination of this Agreement. If Seller refuses to consummate the transactions contemplated as and when required herein, despite the satisfaction or waiver by Seller of the conditions set forth in Section 7.2 hereof, Buyer shall be entitled to receive from Seller $250,000.00 as liquidated damages and not as a penalty and shall be entitled to receive the return of the $250,000.00 deposited in escrow by Buyer (the "Escrow Deposit"). If Buyer refuses to consummate the transactions contemplated as and when required herein despite the satisfaction or waiver by Buyer of the conditions set forth in Section 7.1 hereof, the Escrow Deposit will be paid to Seller within five (5) business days as liquidated damages and not as penalty.

9. GUARANTEE. Bill H. Bailey, Jr. ("Guarantor") hereby unconditionally and irrevocably guarantees as primary obligor, and not merely as a surety, the prompt payment and satisfaction by Seller of all of its obligations hereunder. In the event that all or any portion of the guaranteed obligations is paid by Seller, the obligations of the Guarantor shall continue and remain in full force and effect in the event that all or any portion of such payment is rescinded or recovered from Buyer as a fraudulent conveyance, preference or otherwise.

10.       MISCELLANEOUS.

10.1 No Waiver. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement. No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

10.2 Severability. The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

10.3 Entire Agreement; Amendment. This Agreement, the Related Agreements and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by all of the Parties hereto. The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

10.4 Applicable Law. This Agreement will be construed in accordance with and governed by the laws of the State of Florida. Jurisdiction and venue for all disputes relating to this Agreement shall lie with the state and federal courts located in St. Johns County, Florida.

10.5 Time is of the Essence. The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement and each Related Agreement.

10.6 Binding Agreement, Assignment. The terms and provisions of this Agreement will bind the Parties and their respective permitted successors and assigns. Neither this Agreement nor any Related Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

10.7 Expenses. Each Party will pay all of its expenses, including attorneys' and accountants' fees in connection with the negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder

                                  Page 12 of 14              Initials __________

                                                             Initials __________
or thereunder, and the consummation of the transactions contemplated by this Agreement or any Related Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any Related Agreement, the non-prevailing Party will pay the reasonable attorneys' fees and costs of the prevailing Party.

10.8 Notices. All notices, demands or other communications required or permitted to be given hereunder will be in writing, and any and all such items will be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the business day if by facsimile to the facsimile number set forth below:

                  Notices to Seller:
                           The Bailey Group
                           506 East Rusk Road
                           Jacksonville, TX  75766
                           Attn:  Bill H. Bailey, Jr.
                           Phone:  903-586-3541
                           Fax:  903-586-5150

                  Notices to Buyer:
                           Global Axcess Corp
                           224 Ponte Vedra Park Drive
                           Ponte Vedra Beach, Florida  32082
                           Attn:  David J. Surette
                           Phone:  904-395-1135
                           Fax:  904-280-8588

10.9 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

10.10 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.11 Publicity. Each party agrees to notify the other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other party prior to making such release or statement, except where such release or statement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement, in which case the disclosing party shall endeavor to provide the other party with as much prior notice of the content of such release or statement as is reasonably practicable under the circumstances.

10.12 Confidentiality. Other than as contemplated by this Agreement, Seller will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information in its possession relating directly or indirectly to the Purchased Assets, unless such information becomes publicly available through no fault of Seller, or its directors, officers, employees, agents or advisors, the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or the furnishing or use of such information is required by legal proceedings or otherwise required by law. If this Agreement is terminated pursuant to Section 8.1, this Section 10.12 shall be of no further force or effect.

                                  Page 13 of 14              Initials __________

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
          The Parties have executed and delivered this Agreement on the date set forth in the introductory paragraph of this Agreement.

Seller:                                          Buyer:

ATM NETWORK SERVICES, INC.                       GLOBAL AXCESS CORP,
dba THE BAILEY GROUP,                            a Nevada corporation
a Nevada corporation



By:_________________________                     By:____________________________
   Name:  Bill H. Bailey, Jr.                    Name:  Michael J. Dodak
   Title:  Chief Executive Officer               Title:  Chief Executive Officer



                                                               SGRJAX/57006.1